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                                                                       EXHIBIT 2

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of November 21, 1996, among American Care Communities, Inc., a North Carolina corporation (the "Company"); Floyd B. Rhoades ("Rhoades") and Gary S. Smith ("Smith"), who collectively are the owners of 81% of the issued and outstanding common stock of the Company (the "Shareholders"); Greenbriar Corporation, a Nevada corporation (the "Parent"); and American Care Communities, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Parent ("Purchaser"); and

     WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have duly approved the acquisition of the Company by means of a Merger of the Company with and into the Purchaser pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                   ARTICLE I.
                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of Nevada corporation law (Chapter 78, Nevada Revised Statutes) and the North Carolina Business Corporation Act (the "Acts" or each an "Act"), the Company shall be merged with and into the Purchaser (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger the Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and continue its existence under the laws of the State of Nevada, and the separate corporate existence of the Company shall cease.

     SECTION 1.2 Effective Time. The Merger shall be consummated by filing with the North Carolina and Nevada Secretaries of State the Articles or Certificates of Merger in the form attached hereto as Exhibit "A" (the "Articles
                                                      -----------
of Merger") (the time of such filing being the "Effective Time").

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Sections 450 through 470 of the Nevada Act and Section 55-11-06 of the North Carolina Act. As of the Effective Time, the Company shall merge with and into the Purchaser, and the Purchaser shall continue to be a direct wholly-owned Subsidiary of Parent.

     SECTION 1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation of the Purchaser, and the Bylaws of the Purchaser, both as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

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     SECTION 1.5  Directors.  As of the Effective Time, Floyd B. Rhoades shall become an additional director of the Parent, and the directors of the Purchaser will remain the directors of the Surviving Corporation.

     SECTION 1.6 Officers. Upon execution of this Agreement and satisfaction of all conditions to the Closing of the Merger other than the approval of the Stockholder of the Parent, Floyd B. Rhoades shall become the President and Chief Executive Officer and a member of the Executive Committee of the Parent. The officers of the Purchaser will remain as the officers of the Surviving Corporation as of the Effective Time.

     SECTION 1.7  Conversion of Shares.

          (a) All 1,000 shares of common stock, no par value ("Shares"), of the Company issued and outstanding immediately prior to the Effective Time, all 39 Shares of the Company reserved for issuance or issued under outstanding employee stock options, and, as of the Effective Time, all principal and accrued interest outstanding and owed to CRM Assisted Living Company, LLC shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive a total of 1,300,000 newly issued, fully paid, and non-assessable shares of the common stock, par value $0.01 per share, of the Parent. The relative number of shares of the Parent's Common Stock issuable to each of the three groups stated above shall be set forth in the Disclosure Schedule; however, in no event will any fractional shares of the Parent's Common Stock be issued. Cash will be paid in lieu of fractional shares at the rate of $16.00 per share of Parent's Common Stock. The shares of the Parent's Common Stock issuable pursuant to this Section together with cash in lieu of fractional shares are referred to herein as the "Merger Consideration." All shares representing the Merger Consideration shall be unregistered shares of the Parent and shall bear the Parent's customary legend restricting further transfer of the shares unless in compliance with all federal and state securities laws and any applicable contractual restrictions.

          (b) The Parent Common Stock comprising the Merger Consideration will be issued at the Closing (as hereinafter defined). A total of 45,500 shares issued pursuant to this Section 1.7 shall be held by the Parent as security for the obligation described in Section 9.2.

          (c) Each shareholder of the Company shall receive at Closing a Registration Rights Agreement in the form attached hereto as Exhibit B.

     SECTION 1.8 Company Options. The Company's stock options outstanding at the Effective Time, if any, shall be converted into comparable options to purchase the Parent Common Stock. Any Incentive Stock Option (as defined in
Section 422 of the Internal Revenue Code of 1986, as amended) of the Company shall be exchanged for Parent Incentive Stock Options. The number of shares issuable upon exercise are included in the Merger Consideration described in
Section 1.7.

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     SECTION 1.9 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the mutual agreement of the Company, the Parent and the Purchaser that all conditions described in Article VI have been satisfied or waived by the applicable party, the Company and Purchaser shall execute in the manner required by the Acts and deliver to the Nevada and North Carolina Secretaries of State duly executed and verified Articles of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this Section, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of implementing all transactions described in this Agreement.


                                  ARTICLE II.
                     DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 2.1 Dissenting Shares. By virtue of Nevada Revised Statutes Sec. 78.482, the shareholders of Parent are not entitled to exercise any dissenter's rights in connection with the Merger. It is a condition to Parent's obligation to complete the Merger that no shareholder of the Company, including the Shareholders, shall exercise any dissenter's rights.

     SECTION 2.2 Exchange of Shares. (a) At the Closing, the Parent shall pay the cash in lieu of fractional shares and cause its transfer agent (the "Agent") to issue to the shareholders of the Company in exchange for their Shares a certificate or certificates representing the Merger Consideration, and such surrendered certificates representing the Shares shall then be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or certificates surrendered or established to the satisfaction of the Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, and, at the Effective Time, each certificate representing the Shares shall represent for all purposes the right to receive the Merger Consideration.

          (b) At and after the Effective Time there shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Company. If, after the Effective Time, certificates are presented to the Company, they shall be canceled and exchanged for the Merger Consideration provided in this Article II. At the close of business on the day prior to the Effective Time the stock ledger of the Company shall be closed.

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          (c)  From and after the Effective Time, holders of certificates formerly evidencing Shares shall cease to have any rights as shareholders of the Company, except as provided herein or by law.


                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY AND SHAREHOLDERS

     The Company and the Shareholders jointly and severally represent and warrant to the Parent and Purchaser as follows:

     SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. All Subsidiaries (as defined herein) of the Company are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation. Each of the Company and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to qualify would not have a Material Adverse Effect. The Company has delivered to Purchaser true and correct copies of the Articles of Incorporation and Bylaws of the Company and each Subsidiary.

     SECTION 3.2 Capitalization; Subsidiaries. (a) The authorized capital stock of the Company consists of 100,000 Shares. As of October 1, 1996, 1,000 Shares were issued and outstanding. Except as described in the Disclosure Schedule, since October 1, 1996, the Company has not issued any shares or other capital stock, and has not repurchased or redeemed any Shares. Neither the Company nor any Subsidiary has any shares of its capital stock reserved for issuance, except for the 39 Shares issuable pursuant to warrants and outstanding employee stock options that are described on the Disclosure Schedule ("Employee Options"). All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

          (b) The Disclosure Schedule sets forth the name, the number of shares of authorized capital stock and the number of issued and outstanding shares of capital stock or other indicia of ownership of each direct or indirect subsidiary of the Company (a "Subsidiary or together the "Subsidiaries"). Except as set forth in the Disclosure Schedule, all of the outstanding shares of capital stock or other indicia of ownership of each Subsidiary are owned by the Company, beneficially and of record. Except as set forth in the Disclosure Schedule, all of such shares of capital stock or other indicia of ownership of the Subsidiaries are owned free and clear of all liens,

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charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares or other indicia of ownership. Except as described in the Disclosure Schedule, there are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on the Company or any Subsidiary to purchase or otherwise acquire any security of or equity interest in the Company or any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary which is a corporation have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emptive rights of any shareholder.

     SECTION 3.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the Board of Directors and shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions.

     SECTION 3.4 Financial Statements. The Company has delivered to Purchaser copies of its consolidated financial statements as of and for the years ended December 31, 1993, 1994 and 1995, certified by Coopers & Lybrand, L.L.P., and for the six months ended June 30, 1995 and 1996 (the "Company Financial Statements." Each of the Company Financial Statements fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable, notes receivable and any other contingent asset reflected on the latest balance sheet of the Company arose from bona fide transactions in the ordinary course of business, and, to the best of the Company's knowledge, are not subject to any offset or counterclaim.

     SECTION 3.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the

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consummation of the transactions contemplated hereby nor compliance by the
Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation, By-laws or other organization documents of the Company or any Subsidiary, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), except (i) pursuant to the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the Acts, (iii) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect (as defined herein), (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as hereinafter defined), license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company or any of its Subsidiaries, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective assets.

     SECTION 3.6 Litigation, etc. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity, or any arbitrator or arbitration tribunal;
(b) neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree; and (c) since December 31, 1995, there have been no claims made or actions or proceedings brought against any officer or director of the Company arising out of or pertaining to any action or omission within the scope of his employment or position with the Company. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Company is a party or to which it has been threatened to the Company's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 3.7 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Company Financial Statements, since December 31, 1995, the Company and the Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Company Financial Statements, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

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          (a)  any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Company and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Change of the Company and its Subsidiaries;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Shares, or any redemption, purchase or other acquisition of any of the securities of the Company or its Subsidiaries;

          (e) any issuance by the Company of, or commitment of the Company to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Shares or other capital stock;

          (f) any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of the Company and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by the Company to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

          (i) any waiver by the Company or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Company and its Subsidiaries, taken as a whole.

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     SECTION 3.8  Definitions, Representations, and Warranties Concerning
Environmental Matters.

          (a)  Definitions:

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (A) the presence or release into the environment of any Environmental Hazardous Materials at any location, whether or not owned by the Company or a Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Laws" shall mean all federal, state, local statute, law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

               (iii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dissolved fluid containing polychlorinated biphenyls (PCBs), and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority.

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               (iv)  "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersed, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Except as set forth in the Disclosure Schedule, the Company and all of its Subsidiaries: (i) are currently and at all times in the past has been in compliance in all material respects with all applicable Environmental Laws; and (ii) have not received any communication (written or oral) from a governmental authority that alleges that the Company or a Subsidiary is or was not in compliance with applicable Environmental Laws.

          (c) Except as set forth in the Disclosure Schedule, the Company and the Subsidiaries have to their knowledge obtained all environmental health and safety permits, registrations, approvals, licenses and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and to their knowledge all such permits are in good standing and to their knowledge the Company and the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits. A list of all Environmental Permits is included in the Disclosure Schedule.

          (d) Except as set forth in the Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary; or pending against any person whose liability for any Environmental Claim the Company or a Subsidiary has or may have retained or assumed either contractually or by operation of law; or against any real or personal property or operations which the Company or a Subsidiary owns, leases, operates, uses or manages.

          (e) Except as set forth in the Disclosure Schedule, to the knowledge of the Company and the Subsidiaries there have been no Environmental Releases of any Environmental Hazardous Material on real property owned, used, leased, managed or operated by the Company or any Subsidiary that require reporting or other response under Environmental Laws.

          (f) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, Environmental Hazardous Materials have not at any time been generated, used, treated, recycled or stored on, or transported to or from, or disposed of on the Property.

          (g) Except as set forth in the Disclosure Schedule, to the knowledge of the Company: there are not now and never have been any underground storage tanks or pipelines located at, on or under the Property; there is no asbestos contained in, forming part of, or contaminating any part of the Property; no polychlorinated biphenyls (PCBs) are used, stored,

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located at or contaminate any part of the Property; and, no wetland areas as defined by federal, state or local law are located on the Property.

          (h) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, no real property at any time owned, operated, leased, used or controlled by the Company or a Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or, to the knowledge of the Company, on any comparable state or local list and neither the Company or any Subsidiary has received any written notice from any person under or relating to a violation of CERCLA or any comparable state or local law.

          (i) To the knowledge of the Company, no off-site location at which the Company or any Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state or local list and neither the Company nor any Subsidiary has received any written notice from any person with respect to any off-site location, of potential or actual liability or a written request for information from any government or person under or relating to CERCLA or any comparable state or local law.

          (j) The Disclosure Schedule includes a list of all environmental studies, audits, or investigations that have been conducted by the Company regarding the Property. All books, records, environmental studies or audits listed in the Disclosure Schedule to the knowledge of the Company are accurate and true. The Company has given Parent access to all records and files in its possession at both its corporate headquarters and its facilities currently owned, operated, leased, managed, used or controlled by the Company and the Subsidiaries, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Environmental Hazardous Materials or any other environmental concerns relating to facilities or properties owned, operated, leased, managed, used or controlled by the Company or a Subsidiary or concerning compliance with or liability under any Environmental Laws and the Occupational Safety and Health Act or the equivalent such Act under state law.

          (k) Except as set forth in the Disclosure Schedule, to the knowledge of the Company the Property is not subject to any United States or state environmental liens.

          (l) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, the Company and the Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Company or any Subsidiary is obligated by, or entitled to the benefits of, directly or indirectly, any representation,

                                       10
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warranty, indemnification, covenant, restriction or other undertaking concerning
Environmental Laws or the environmental conditions of the Property.

          (m) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, neither the Company nor any Subsidiary has released any other person from any claim under any Environmental Law or waived any rights concerning the environmental condition of the Property, which release or waiver would have a Material Adverse Effect on the Company.

          (n) The Disclosure Schedule contains a list of all current and past insurance policies covering the Property or operation of the Company and the Subsidiaries.

          (o) The properties of the Company are, to the best of its knowledge, in good repair and working order, reasonable wear and tear excepted, and are not in immediate need of any major repair or material capital expenditure except as noted on the Disclosure Schedule.

     SECTION 3.9 ERISA Matters. The Company, each of its Subsidiaries and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all applicable laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Company the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Company or any of its Subsidiaries is covered by a collective bargaining agreement; neither the Company nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, nor to the knowledge of the Company have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

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     SECTION 3.10  Taxes, Tax Returns.

          (a) The Company has or within two business days from the date hereof will deliver to Parent copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of the Company and its Subsidiaries for which it files returns has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and such Subsidiaries on or prior to the date hereof (all such returns to the knowledge of the Company being accurate and complete in all material respects) and, to the knowledge of the Company, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule, (ii) have not been finally determined or (iii) that would not have a Material Adverse Effect on the Company. The liabilities and reserves for taxes in the Company Financial Statements are sufficient to the best of the Company's knowledge in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended September 30, 1996 or for any year or period prior thereto, and for which the Company or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of the Company, (i) proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Company and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Company in the most recent Company Financial Statements.

     SECTION 3.11  Tax Audits.  Except as disclosed in the Disclosure Schedule,
(i) no audit of any material federal, state or local U.S. return of the Company or any Subsidiary is currently in progress, nor has the Company or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither the Company nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither the Company nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Company, and (iv) neither the

Company nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer other than the Company or its Subsidiaries. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against the Company or any Subsidiary and there are no material tax claims to the knowledge of the Company threatened to be asserted against the Company or any Subsidiary. For purposes of this Section 3.11, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 3.12 Undisclosed Liabilities. The Company is not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent Company Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Company since the date of the most recent Company Financial Statements. As used in this Agreement, the term "Liability" or "Liabilities" includes any material direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

     SECTION 3.13  No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either the Company or any of its Subsidiaries is a party or by which either the Company or any of its Subsidiaries or its properties is bound,
(ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in the Disclosure Schedule, the Company and each of its Subsidiaries have complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect.

     SECTION 3.14 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update of the

Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 3.15 Contracts and Commitments. Except as listed and described in the Disclosure Schedule or the Company Financial Statements, neither the Company nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral covenant, contract, agreement or understanding (a "Contract"), including the following:

          (a) Contract with any present or former stockholder, director, officer, employee or consultants;

          (b) Contract with any labor union or other representative of employees;

          (c) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Company of $10,000 or more under any one Contract or series of related Contracts;

          (d) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $10,000;

          (e) distributorship, representative or sales agency agreement, contract or commitment;

          (f) conditional sale agreement or lease under which the Company is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Company that is in excess of $10,000;

          (g) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money more than $10,000 (including, without limitation, those to or from officers, directors or shareholders of the Company, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

          (h)  Contract for any charitable or political contribution;

          (i) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $10,000;

          (j) Contract limiting or restraining the Company from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company subject to any such agreement, contract or commitment;

          (k) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company;

          (l) Contract greater than $10,000 which is expected to continue for more than six months from the date hereof;

          (m)  Contract not made in the ordinary course of business;

          (n) any guaranty, direct or indirect, of any person of any contract, lease or agreement in an amount greater than $10,000 entered into by the Company or any of its Subsidiaries;

     Except as may be disclosed on the Disclosure Schedule: each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; to the best of the Company's knowledge, the Company and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Company nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 3.16 Compliance with Law and Permits. To its knowledge, the Company has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Company or its Subsidiaries of their respective properties and assets have been obtained, and to the knowledge of the Company no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Company or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 3.17 Title to Property. Except as disclosed on the Disclosure Schedule, the Company and each of its Subsidiaries has good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Statement or in the most recent Company Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Company's business on a consolidated basis.

    SECTION 3.18 Insurance and Bank Accounts. (a) The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Company, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which the Company or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Company nor its Subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Company and its Subsidiaries are in compliance in all material respects with all conditions contained therein. There are no pending material claims against such insurance by the Company or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Company or its Subsidiaries.

          (b) The Disclosure Schedule contains a list of all bank and investment accounts maintained by the Company, including the account numbers, recent balance, institution, and persons having signing authority.

     SECTION 3.19 Employees. The Disclosure Statement sets forth a list of the employees of the Company and the Subsidiaries, stating with respect to each the name, date of hire and rate of compensation. Except as described in the Disclosure Statement, there are no claims or disputes pending with any employee regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability), or compensation, and no employment or collective bargaining agreements are in effect covering any such person.

     SECTION 3.20  Investment Representations.

          (a) The Shareholders are acquiring the Merger Consideration for their own accounts, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933 (the "Securities Act"), or any state securities laws, and they have no present intention of, or agreement relating to, selling, granting participation in or otherwise distributing such Merger Consideration in violation of such laws.

          (b) The Shareholders understand that (i) the Parent's Common Stock comprising the Merger Consideration has not been registered under the Securities Act or any state securities laws by reason of specific exemptions therefrom, that the Merger Consideration may be sold, transferred or otherwise disposed of only if such disposition is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and that they must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration; and (ii) each certificate representing the Merger Consideration will be endorsed with a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the Securities laws of any state, and may not be offered, sold or otherwise transferred unless and until either (A) such shares are registered under the applicable Federal and state Securities laws or
          (B) an opinion of counsel satisfactory to the company is obtained to the effect that such registration is not required."

          (c) Each Shareholder is a knowledgeable and experienced investor and has had an opportunity to ask questions and review information about the business and financial condition of the Parent. Each Shareholder acknowledges receipt of an Annual Report of the Parent, all Quarterly Reports since the date of the Annual Report, the latest draft of the Parent's Form S-1 Registration Statement, and such other information as has been requested.

          (d) Each Shareholder acknowledges that he will be required to execute an agreement in connection with the Parent's pending public offering to the effect that he or she will not sell any shares of the Parent's Common Stock for a period of 180 days after the effective date of the public offering.

          (e) Each shareholder who is an "affiliate" of the Company acknowledges that he or she will also be required to execute an agreement with Parent in the form of Exhibit C further restricting sales of Parent Common Stock in violation of accounting rules applicable to "Pooling of Interests" transactions.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

     Parent and Purchaser jointly and severally represent and warrant to the Company and the Shareholders as follows:

     SECTION 4.1 Organization and Qualification. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. All Subsidiaries of the Parent are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Parent and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Parent and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Parent.

     SECTION 4.2 Capitalization; Subsidiaries. (a) The authorized capital stock of the Parent consists of 100,000,000 shares of Parent's Common Stock, and 10,000,000 shares of preferred stock, par value $0.10 per share. As of October 1, 1996, 5,172,242 shares of Parent's Common Stock, and 1,727 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock and 675,000 shares of Series D Preferred Stock (together the "Preferred Shares") were issued and outstanding. The Preferred Shares are convertible into 452,091 shares of Parent Common Stock. Except as described in the Disclosure Schedule, since October 1, 1996, the Parent has not issued any shares of capital stock, and has not repurchased or redeemed any shares of its capital stock. Neither the Parent nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 385,500 shares of Common Stock issuable pursuant to stock options, none of which is outstanding, and 452,090 shares reserved for issuance upon conversion of the Preferred Shares. No other options, warrants or other securities convertible into Common Stock are outstanding. All issued and outstanding shares of capital stock of Parent are validly issued, fully paid, non-assessable and free of preemptive rights.

          (b) Except as set forth in the Disclosure Schedule, all of the outstanding shares of capital stock of each of the Parent's Subsidiaries are owned, directly or indirectly, by the Parent, beneficially and of record. All of such shares of capital stock of the Subsidiaries are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares. Except as described in the Disclosure Schedule or the Parent SEC

Reports (defined below), there are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on the Parent and Purchaser to purchase or otherwise acquire any security of or equity interest in any of such Subsidiaries. All of the outstanding shares of capital stock of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emptive rights of any stockholder.

     SECTION 4.3 Authority Relative to this Agreement. The Parent and Purchaser have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the sole shareholder of the Purchaser and the Boards of Directors of the Parent and Purchaser, and no other corporate proceedings on the part of the Parent and Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated, other than the possible requirement to obtain a vote of the stockholders of Parent as described in Section 1.7(b). This Agreement has been duly and validly executed and delivered by the Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of the Parent and Purchaser, enforceable against the Parent and Purchaser in accordance with and subject to its terms and conditions.

     SECTION 4.4 SEC Reports. Since January 1, 1993, to the best of its knowledge the Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Parent SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omit or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Each of the consolidated balance sheets in or incorporated by reference into the Parent SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Parent SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The consolidated financial statements included or to be included in the Parent SEC Reports are hereinafter sometimes collectively referred to as the "Parent Financial Statements."

     SECTION 4.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Parent and Purchaser nor the consummation of the transactions contemplated hereby nor compliance by the Parent and Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Parent or any Subsidiary, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) pursuant to the Securities Act and the Exchange Act, (B) the filing of Articles of Merger pursuant to the Acts, (C) such filings and approvals as may be required under the "blue sky", takeover or securities laws of various states, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (iii) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract, license, agreement or other instrument or obligation to which the Parent or any of its Subsidiaries is a party or by which the Parent, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested or which, in the aggregate, would not have a Material Adverse Effect, (iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Parent or any of its Subsidiaries, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

     SECTION 4.6 Litigation, etc. Except as described in the Disclosure Schedule or the Parent SEC Reports, there is no action, claim, or proceeding pending or, to the knowledge of the Parent and Purchaser, threatened, to which the Parent or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a Material Adverse Effect on the Parent and Purchaser and since December 31, 1995, there have been no claims made or actions or proceedings brought against any officer or director of the Parent and Purchaser arising out of or pertaining to any action or omission within the scope of his employment or position with the Parent and Purchaser, which claim, action or proceeding would involve a Material Adverse Effect on the Parent and Purchaser taken as a whole. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Parent and Purchaser is a party or to which it has been threatened to the Parent's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 4.7 Compliance with Law and Permits. To its knowledge, the Parent and its Subsidiaries have owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Parent or its Subsidiaries of their respective properties and assets have been obtained and to its knowledge no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereby by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. To its knowledge, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Parent or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 4.8 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Parent Financial Statements or Parent SEC Reports, since December 31, 1995, the Parent and its Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Parent Financial Statements or Parent SEC Reports, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Parent and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by the Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Change of the Parent and its Subsidiaries;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Shares, or any redemption, purchase or other acquisition of any of the securities of the Parent or its Subsidiaries;

          (e) any issuance by the Parent of, or commitment of the Parent to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Shares or other capital stock;

          (f) any entry by the Parent or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of the Parent and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by the Parent or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by the Parent to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

          (i) any waiver by the Parent or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Parent and its Subsidiaries, taken as a whole.

     SECTION 4.9 Definitions, Representations, and Warranties Concerning Environmental Matters.

          (a)  Definitions:

               (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (A) the presence or release into the environment of any Environmental Hazardous Materials at any location, whether or not owned by the Company or a Subsidiary; or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

               (ii) "Environmental Laws" shall mean all federal, state, local statute, law, rule, ordinance, code, policy, rule of common law and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

               (iii) "Environmental Hazardous Materials" shall mean: (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dissolved fluid containing polychlorinated biphenyls (PCBs), and radon gas; and (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is prohibited, limited or regulated by any Governmental Authority.

               (iv) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersed, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

          (b) Except as set forth in the Disclosure Schedule, the Parent and all of its Subsidiaries: (i) are currently and at all times in the past has been in compliance in all material respects with all applicable Environmental Laws; and (ii) have not received any communication (written or oral) from a governmental authority that alleges that the Parent or a Subsidiary is or was not in compliance with applicable Environmental Laws.

          (c) Except as set forth in the Disclosure Schedule, the Parent and the Subsidiaries have to their knowledge obtained all environmental health and safety permits, registrations, approvals, licenses and governmental authorizations (collectively, the "Environmental Permits") necessary for its operations, and to their knowledge all such permits are in good standing and to their knowledge the Parent and the Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits. A list of all Environmental Permits is included in the Disclosure Schedule.

          (d) Except as set forth in the Disclosure Schedule, there is no Environmental Claim pending or, to the knowledge of the Parent or any Subsidiary, threatened against the Parent or any Subsidiary; or pending against any person whose liability for any Environmental Claim the Parent or a Subsidiary has or may have retained or assumed either contractually or by operation of law; or pending against any real or personal property or operations which the Parent or a Subsidiary owns, leases, operates, uses or manages.

          (e) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent and the Subsidiaries there have been no Environmental Releases of any Environmental Hazardous Material on real property owned, used, leased, managed or operated by the Parent or any Subsidiary that require reporting or other response under Environmental Laws.

          (f) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent, Environmental Hazardous Materials have not at any time been generated, used, treated, recycled or stored on, or transported to or from, or disposed of on the Property.

          (g) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent: there are not now and never have been any underground storage tanks or pipelines located at, on or under the Property; there is no asbestos contained in, forming part of, or contaminating any part of the Property; no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Property; and, no wetland areas as defined by federal, state or local law are located on the Property.

          (h) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent, no real property at any time owned, operated, leased, used or controlled by the Company or a Subsidiary is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or to the knowledge of the Parent on any comparable state or local list and neither the Parent or any Subsidiary has received any written notice from any person under or relating to a violation of CERCLA or any comparable state or local law.

          (i) To the knowledge of the Parent, no off-site location at which the Parent or any Subsidiary has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state or local list and neither the Parent nor any Subsidiary has received any written notice from any person with respect to any off-site location, of potential or actual liability or a written request for information from any government or person under or relating to CERCLA or any comparable state or local law.

          (j) The Disclosure Schedule includes a list of all environmental studies, audits, or investigations that have been conducted by the Parent regarding the Property. All books, records, environmental studies or audits listed in the Disclosure Schedule to the knowledge of the Parent are accurate and true. The Parent has given Company access to all records and files in its possession at both its corporate headquarters and its facilities currently owned, operated, leased, managed, used or controlled by the Parent and the Subsidiaries, including, without limitation, all reports, studies, analyses, tests or monitoring results pertaining to the existence of Environmental Hazardous Materials or any other environmental concerns relating to facilities or properties owned, operated, leased, managed, used or controlled by the Parent or a Subsidiary or concerning compliance with or liability under any Environmental Laws and the Occupational Safety and Health Act or the equivalent such Act under state law.

          (k) Except as set forth in the Disclosure Schedule, to the knowledge of the Parent the Property is not subject to any United States or state environmental liens.

          (l) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, the Parent and the Subsidiaries are not a party, whether as a direct signatory or as successor, assign or third-party beneficiary, or otherwise bound, to any contract (excluding insurance policies disclosed on the Disclosure Schedule) under which the Parent or any Subsidiary is obligated by, or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Laws or the environmental conditions of the Property.

          (m) Except as set forth in the Disclosure Schedule and except for construction contracts, financing transactions, purchase agreements and related documents entered into in the ordinary course of business, neither the Parent nor any Subsidiary has released any other person from any claim under any Environmental Law or waived any rights concerning the environmental condition of the Property, which release or waiver would have a Material Adverse Effect on the Parent.

          (n) The Disclosure Schedule contains a list of all current and past insurance policies covering the Property or operation of the Parent and the Subsidiaries.

          (o) The properties of the Parent are in good repair and working order, reasonable wear and tear and ordinary maintenance excepted, and are not in immediate need of any major repair or material capital expenditure except as noted on the Disclosure Schedule.

     SECTION 4.10 ERISA Matters. The Parent, each of its Subsidiaries and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Parent the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of the Parent or any of its Subsidiaries is covered by a collective bargaining agreement; neither the Parent nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole, nor to the knowledge of the Parent have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 4.11  Taxes, Tax Returns.

          (a) The Company has or within two business days from the date hereof will deliver to Parent copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, each of the Parent and its Subsidiaries for which it files returns has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and such Subsidiaries on or prior to the date hereof (all such returns to the knowledge of the Parent being accurate and complete in all material respects) and, to the knowledge of the Parent, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule,
(ii) have not been finally determined or (iii) that would have a Material Adverse Effect on the Parent. The liabilities and reserves for taxes in the Parent Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended September 30, 1996 or for any year or period prior thereto, and for which the Parent or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of the Parent, (i) proper and accurate amounts have been withheld by the Parent and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Parent and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Parent in the most recent Parent Financial Statements.

     SECTION 4.12  Tax Audits.  Except as disclosed in the Disclosure Schedule,
(i) no audit of any material federal, state or local U.S. return of the Parent or any Subsidiary is currently in progress, nor has the Parent or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither the Parent nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) neither the Parent nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Parent, and (iv) neither the Parent nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included the Parent or any Subsidiary during a prior period) other than the Parent or its Subsidiaries. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against the Parent or any Subsidiary and there are no material tax claims to the knowledge of the Parent threatened to be asserted against the Parent or any Subsidiary. For purposes of this
Section 4.12, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 4.13 Undisclosed Liabilities. The Parent is not liable for or subject to any material Liabilities, except (a) Liabilities adequately disclosed or reserved for in the most recent Parent Financial Statements or Parent SEC Reports and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Parent since the date of the most recent Parent Financial Statements.

     SECTION 4.14  No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, neither the Parent nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either the Parent or any of its Subsidiaries is a party or by which either the Parent or any of its Subsidiaries or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in the Disclosure Schedule, the Parent and each of its Subsidiaries have complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect.

     SECTION 4.15 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update to the Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 4.16 Contracts and Commitments. Except as listed and described in the Disclosure Schedule, the Parent Financial Statements or the Parent SEC Reports, neither the Parent nor any of its Subsidiaries is a party to, nor are they or their assets bound by any written or oral covenant, Contract, agreement or understanding, including the following:

          (a) Contract with any present or former stockholder, director, officer, employee or consultants;

          (b) Contract with any labor union or other representative of employees;

          (c) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Parent of $10,000 or more under any one Contract or series of related Contracts;

          (d) any Contract, including, without limitation, any outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $10,000;

          (e) distributorship, representative or sales agency agreement, contract or commitment;

          (f) conditional sale agreement or lease under which the Parent is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Parent that is in excess of $10,000;

          (g) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money more than $10,000 (including, without limitation, those to or from officers, directors or shareholders of the Parent, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnitee, pledge or undertaking of the indebtedness or obligations of any other person);

          (h)  Contract for any charitable or political contribution;

          (i) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $10,000;

          (j) Contract limiting or restraining the Parent from engaging or competing in any lines of business with any person, nor is any officer or employee of the Parent subject to any such agreement, contract or commitment;

          (k) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Parent;

          (l) Contract greater than $10,000 which is expected to continue for more than six months from the date hereof;

          (m)  Contract not made in the ordinary course of business;

          (n) any guaranty, direct or indirect, of any person of any contract, lease or agreement in an amount greater than $10,000 entered into by the Parent or any of its Subsidiaries.

     Except as may be disclosed on the Disclosure Schedule, each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; the Parent and, to the best of the Parent's knowledge, the Parent and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Parent nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 4.17 Title to Property. Except as disclosed on the Disclosure Schedule, the Parent and each of its Subsidiaries has good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Schedule or in the most recent Parent Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Parent's business on a consolidated basis.

     SECTION 4.18 Insurance and Bank Accounts. (a) The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Parent, any of its Subsidiaries or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which the Parent or any of its Subsidiaries has paid or is obligated to pay all or part of the premiums. Neither the Parent nor its Subsidiaries have received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Parent and its Subsidiaries are in compliance in all material respects with all conditions contained therein. There are no pending material claims against such insurance by the Parent or any of its Subsidiaries as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Parent or its Subsidiaries.

          (b) The Disclosure Schedule contains a list of all bank and investment accounts maintained by the Parent, including the account numbers, recent balance, institution, and persons having signing authority.

     SECTION 4.19 Employees. The Disclosure Statement sets forth a list of the employees of the Parent and the Subsidiaries, stating with respect to each the name, date of hire and rate of compensation. Except as described in the Disclosure Statement, there are no claims or disputes pending with any employee regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability), or compensation, and no employment or collective bargaining agreements are in effect covering any such person.

     SECTION 4.20 Parent Common Stock. The shares comprising the Merger Consideration will have been duly authorized and, when issued in accordance with the terms of the Articles of Merger and this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Parent will have any preemptive rights or dissenter's right with respect thereto.


                                   ARTICLE V.
                                   COVENANTS

     SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither the Company nor any of its Subsidiaries will, prior to the Effective Time, without the prior written consent of Parent (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, other than pursuant to commitments outstanding at the date hereof and referred to in
Section 3.2, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof; (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities; (c) declare or pay any dividend or distribution on any shares of its capital stock; (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (e) propose or adopt any amendments to its charter or by-laws; (f) enter into, assign or terminate, or amend in any material respect, any Contract other than in the ordinary course of business; (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values);
(h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset; (i) make any capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule; (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of the Company unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions; (k) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of the Company or its Subsidiaries or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons; or (l) waive, settle or compromise any material litigation or other claim on a basis materially adverse to the Company.

     SECTION 5.2 No Solicitations. Neither the Parent nor any of its Subsidiaries shall, and they shall use their best efforts to ensure that none of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any corporation, partnership, person, entity or group concerning any merger, sale of substantial assets (except as permitted by Section 5.1(g)) outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company or any of its Subsidiaries or divisions (other than the transactions contemplated by this Agreement). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The parties will promptly communicate to the other the terms of any proposal or inquiry, oral or written, which may be received in respect of any such transaction, and will inform the other prior to the time that it furnishes any information to, or engages in negotiations or discussions with, any third party with respect to the acquisition of either party.

     SECTION 5.3  Access to Information.

          (a) Between the date of this Agreement and the Effective Time, the parties will afford to one another and their authorized representatives reasonable access (subject to tenants' rights) to the assisted living facilities, offices, and other real property and to the books and records of such party and its Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of their Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and Real Property of the parties and their Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

          (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.3. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of Parent, Purchaser or their representatives, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested by the other party will, and will cause its agents, auditors, consultants, representatives and advisors to, return to the other or destroy all copies of written information furnished.

          (c) Parent agrees to furnish the Shareholders, upon their request, at the time of filing, with copies of all reports and filing (including exhibits and schedules) filed by Parent with the SEC between the date hereof and the Closing and issuance of the Merger Consideration.

     SECTION 5.4 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 5.5 Consents. Parent and the Company each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (b) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.6 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     SECTION 5.7  Noncompete Agreements.

          (a) For a period of three years following the date of Closing or the termination of employment with the Parent or Purchaser that extends past the date of Closing, neither Rhoades nor Smith shall directly or indirectly (i) act or serve as an employee (except in a capacity which does not involve management, executive, policy-making, sales, marketing, product development, finance, or accounting activities or advice to management, sales, marketing, development or accounting personnel), officer, director, manager, trustee, agent, operator, advisor, or consultant for any Competing Business (as defined below) operating within the Area; (ii) have any beneficial ownership or equity interest (except for an ownership interest of less than one percent in any company subject to the reporting requirements of the Exchange Act) in any Competing Business operating within the Area, whether such interest is derived as a sole proprietor, partner, shareholder, beneficiary, or otherwise, or have any right, option, agreement, understanding, or arrangement to acquire any such interest; (iii) solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate to or for a Competing Business the business of any person or entity located within the Area which was a customer of the Company on or within one year prior to the Closing Date (or later termination of employment) or the business of which the Company had solicited within one year prior to the Closing Date (or later termination of employment).

          (b) For the purposes of this Section 5.7, "Competing Business" means any business which is engaged in the ownership or management of assisted living residences and facilities. "Area" shall mean any state of the United States in which the Parent or its Subsidiaries owned or managed one or more assisted living facilities at the date of this Agreement or at any time thereafter that the Shareholder is employed by the Parent or a Subsidiary.

          (c) If any Shareholder commits a breach, or threatens to commit a breach of the provisions of subsection (a) above, Purchaser shall have the right and remedy to have the provisions of subsection (a) specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Purchaser and that money damages will not provide an adequate remedy to Purchaser.

          (d) If any of the covenants contained in subsection (a) above, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          (e) If any of the covenants contained in subsection (a) above, or any part thereof, are held to be unenforceable because of the scope or duration of such provision or the geographic area covered thereby, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of such provision and, in its reduced form, said provision shall then be enforceable.

     SECTION 5.8 Pooling. From and after the date hereof and until the expiration of the Restricted Period (as defined below), Parent and the Company shall use commercially reasonable efforts to prevent any of its or their Subsidiaries or affiliates of parties from taking any action, or failing to take any reasonable action, that would jeopardize the treatment of the Merger as a "pooling of interest." For purposes hereof, the Restricted Period shall mean the period commencing on the date hereof and terminating on the date on which thirty days of combined operations are publicly announced by Parent.

     SECTION 5.9 Collateral. Parent and Purchaser shall use their reasonable best efforts to cause Company's lenders at the Effective Time to release Rhoades' collateral securing obligations of the Company and to release Rhoades and any other shareholder of the Company from personal liability for any Company loan or obligation.


                                  ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 Conditions to Soliciting a Vote of Stockholders. Promptly following execution of this Agreement, the parties will undertake to take the following actions as conditions to Parent's solicitation of proxies from its stockholders to approve the issuance of the Parent Common Stock or Merger
Consideration:

          (a) This Agreement and the transactions contemplated hereby shall have been adopted by the affirmative vote of all shareholders of the Company by the requisite vote, and no shareholder of the Company shall have exercised any dissenter's right.

          (b) The Boards of Directors of the Parent and the Company and the Board of Directors and Shareholder of the Purchaser shall have approved this Agreement.

          (c) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

          (d) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

          (e) All parties shall have delivered all documents and taken all other actions required by this Agreement.

          (f) All representations and warranties of any party shall be true and effective as of the date of mailing the proxies.

          (g) Floyd B. Rhoades shall have executed and delivered the Employment Agreement in the form attached hereto as Exhibit D.

          (h) Parent and the Company shall have reached a satisfactory agreement with CRM Assisted Living Company, LLC to convert the Company's indebtedness to such firm into shares of Parent Common Stock.

     SECTION 6.2 Conditions to the Closing. Immediately prior to the Effective Time, the Company and the Parent shall cause to be delivered to each other or to have received the following:

          (a) A certificate, dated the date of the Effective Time of the chief executive and chief financial officer certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

          (b) An opinion of counsel to the Company dated the date of the Effective Time in form and substance satisfactory to the Parent and its counsel as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.6 and such other matters as the Parent shall request, which opinion may contain customary exceptions and qualifications.

          (c) An opinion of counsel to the Parent and the Purchaser dated as of the Effective Time as to each of the matters set forth in Sections 4.1, 4.2, 4.3 and 4.6, and such other matters as the Company may request, which opinion may contain customary exceptions and qualifications.

          (d) An opinion of tax counsel to the Company to the effect that the Merger will constitute a reorganization that qualifies under Section 368(a)(i)(A) of the Internal Revenue Code of 1986.

          (e) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

          (f) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

          (g) All parties shall have delivered all documents, exhibits and schedules and taken all other actions required by this Agreement.

          (h) All representations and warranties of any party shall be true and effective as of the Effective Time.

          (i) At the Closing, each Shareholder shall deliver a release of all claims he may have against the Company or any Subsidiary.

          (j) Stockholders of the Parent constituting a majority of shares outstanding at a duly called stockholders' meeting, following the filing and clearance of a proxy statement meeting the requirements of Exchange Act shall have voted to approve the issuance of the Parent Common Stock comprising the Merger Consideration and the Merger Consideration shall be issued.

          (k) The Parent shall have received approval of the listing of the shares of Parent's Common Stock on the American Stock Exchange.

          (l) The parties to the Merger shall have executed and delivered agreements in the form of Exhibits A, B and C.

          (m) All shareholders of the Company other than Messrs. Rhoades and Smith shall have executed and delivered a letter joining in the representations contained in Section 3.20 hereof and a release of all claims he or she may have against the Company or any Subsidiary.


                                  ARTICLE VII.
                        TERMINATION, AMENDMENTS; WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the Parent and Company, but prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of Company, Parent and Purchaser;

          (b) by Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1996, unless such failure is caused by the party seeking termination;

          (c) by Parent or the Company if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

          (d) by the Company, if Parent or Purchaser shall not have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Parent, Purchaser and the Company to effect the Merger;

          (e) by the Company or Parent, if there shall have been a breach of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect;

     SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of Sections 5.3(b) and 9.9.

     SECTION 7.3 Amendment. This Agreement may be amended only by means of an instrument in writing signed on behalf of all the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Purchaser, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by an other applicable party, or (c) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                 ARTICLE VIII.
                                INDEMNIFICATION

     SECTION 8.1 Purchaser's Right to Indemnification. Company and the Shareholders, jointly and severally (on a proportional basis as to the Shareholders in regard to the number of shares held by each), shall and do hereby indemnify and hold harmless, Parent, Purchaser, and their shareholders, directors, officers, employees, agents and representatives from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Purchaser or any such other indemnified party may suffer or incur as a result of or relating to the material breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Company and/or the Shareholders herein or pursuant hereto. Each Shareholder's liability under this Section shall be limited to the value of the Merger Consideration received by such Shareholder. The Shareholders may satisfy any such obligation under this Section by transferring shares of Parent Common Stock to the Parent on the basis of the market price of the Parent Common Stock averaged over five (5) trading days commencing after the later of (i) the date notice was given of the claim, or
(ii) the date Parent issued a press release describing any loss incurred due to such claim.

     SECTION 8.2 Company's or Shareholders' Right to Indemnification. Purchaser and Parent shall and do hereby indemnify and hold Company and the Shareholders, and their directors, officers, employees, agents and representatives harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Company or any such indemnified party may suffer or incur as a result of or relating to: (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by Purchaser and Parent herein or pursuant hereto; (b) any personal guaranty or personal obligations of a shareholder in connection with a Company obligation; and (c) those liabilities, obligations, claims, contingencies and encumbrances accruing or arising after the Closing in connection with the business of the Purchaser, except to the extent that such liabilities, obligations, claims, contingencies or encumbrances are attributable to a breach of warranty, representation or covenant by Company and/or the Shareholders prior to the Closing.

     SECTION 8.3 Notice. The party seeking indemnification hereunder ("Indemnitee") shall promptly, and within 30 days after notice to it (notice to
  ----------
Indemnitee being the filing of any action, receipt of any claim in writing or similar form of actual notice) of any claim as to which it asserts a right to indemnification, notify the party from whom indemnification is sought ("Indemnitor") of such claim. Indemnitee shall bill Indemnitor for any such
  ----------
claims no more frequently than on a monthly basis, and Indemnitor shall promptly pay (or cause to be paid) Indemnitee upon receipt of any such bill. The failure of Indemnitee to give the notification to Indemnitor contemplated above in this Section shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially prejudicial to it, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

     SECTION 8.4 Third-Party Claims. If any claim for indemnification by Indemnitee arises out of an action or claim by a person other than Indemnitee, Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate, at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor.

Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of this Article VIII. To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

     SECTION 8.5 Time to Assert Claims. Any claim asserted pursuant to Section
8.1 or Section 8.2 above must be asserted by written notice given by one party to the other on or before the date of the release of the first audit report of the Parent containing combined financial statements of the Parent and the Company, not to exceed one (1) year from the date of Closing.

     SECTION 8.6 Access to Records. Shareholders, or their agents, shall be afforded reasonable access to the Parent's and Purchaser's books and records during normal business hours upon reasonable notice for the purpose of verifying any claim against Shareholders hereunder. Shareholders or their agents may be required to sign an appropriate confidentiality agreement prior to any inspection of books and records hereunder.

     SECTION 8.7 Arbitration. All disputes under this Article VIII shall be settled by arbitration in Dallas, Texas, before three arbitrators pursuant to the rules of the American Arbitration Association. Each party shall select one arbitrator and the two arbitrators shall select a third. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this
Section 8.7. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorney's fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

                                  ARTICLE IX.
                                 MISCELLANEOUS

     SECTION 9.1 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.2 Brokerage Fees and Commissions. The Shareholders shall be responsible for payment with funds that are not the Company's any brokerage commissions resulting from the Merger, specifically including the commission due to The Robinson-Humphrey Company, Inc. Parent and Purchaser represent that they have incurred no obligation for brokerage commissions. The Company agrees that 45,500 shares of common stock out of the Merger Consideration shall be held by the Parent as collateral security for the agreement of the Company in this
Section 9.2. To the extent that the Company or the Parent becomes obligated to pay any commissions, and such obligation is not paid by the Shareholders, the Parent shall recoup the amount of its payment by cancelling all or a portion of the shares held as collateral in satisfaction of the Shareholders' obligation, and, as its sole remedy, offsetting such cancelled shares against the amount paid by it at the rate of $16.00 per share cancelled.

     SECTION 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     SECTION 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     SECTION 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

     If to the Company:

          American Care Communities, Inc.
          107 Edinburgh South, Suite 213
          Cary, North Carolina 27511
          Attention: Floyd B. Rhoades
          with a copy (which shall not affect
          the validity of notice hereunder) to:

          Wyrick Robbins Yates & Ponton L.L.P.
          4101 Lake Boone Trail, Suite 300
          Raleigh, North Carolina 27607
          Attention:   Larry E. Robbins

     If to Parent or Purchaser:

          Greenbriar Corporation
          4265 Kellway Circle
          Addison, Texas  75244
          Attention: Gene S. Bertcher

          with a copy (which shall not affect
          the validity of notice hereunder) to:

          Glast, Phillips & Murray, P.C.
          2200 One Galleria Tower
          13355 Noel Road, L.B. 48
          Dallas, Texas 75240-6657
          Attention:  Ronald L. Brown

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     SECTION 9.9 Expenses. Except as otherwise provided herein, the Parent, Purchaser and Company shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     SECTION 9.10  Certain Definitions.

          (a) "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, business or operations of any party and its Subsidiaries which is material to such party taken as a whole.

          (b) "Subsidiary" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which are owned directly or indirectly by such entity, including, without limitation, the entities listed on attached Exhibit E. Such term shall also refer to any other partnership, limited partnership, joint venture, trust, or other business entity in which a party hereto owns a material interest.

     SECTION 9.11 Performance by Purchaser. Parent agrees to cause Purchaser to comply with its obligations hereunder and to cause Purchaser to consummate the Merger as contemplated herein.

     SECTION 9.12 Disclosure Schedule. Within ten business days after the execution hereof, the Company and the Parent shall deliver the Disclosure Schedule to each other. The Disclosure Schedule shall be updated from time to time and prior to the Closing to report any changes in the information contained therein. The Disclosure Schedule shall contain all information required to disclose fully any exception or qualification to this Agreement and shall cross reference the section of this Agreement so qualified.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                        GREENBRIAR CORPORATION,
                                        a Nevada corporation



                                        By:     /s/ James R. Gilley
                                           -------------------------------------
                                           James R. Gilley, President

                                        AMERICAN CARE COMMUNITIES, INC.,
                                        a Nevada corporation



                                        By:   /s/ James R. Gilley
                                           -------------------------------------
                                           James R. Gilley, President
                                        AMERICAN CARE COMMUNITIES, INC.,
                                        a North Carolina corporation



                                        By:   /s/ Floyd B. Rhoades
                                           -------------------------------------
                                           Floyd B. Rhoades, President

                                        SHAREHOLDERS:



                                              /s/ Floyd B. Rhoades
                                        ----------------------------------------
                                        Floyd B. Rhoades



                                              /s/ Gary S. Smith
                                        ----------------------------------------
                                        Gary S. Smith


                               EHXIBITS OMITTED